Exhibit 5.1

July 13, 2007

MISCOR Group, Ltd.
1125 South Walnut Street
South Bend, Indiana 46619

Ladies and Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-1 (Reg. No. 333-__________) (the “Registration Statement”) filed by MISCOR Group, Ltd. (“MISCOR”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration under the Securities Act of 62,500,000 shares of MISCOR common stock, no par value (the “CurrentShares”), for resale by the selling shareholders named in the Registration Statement.  Pursuant to Rule 429 under the Securities Act, the Registration Statement also constitutes Post-Effective Amendment No. 2 to MISCOR’s Registration Statement on Form S-1 (Reg. No. 333-137940), which the Commission declared effective on November 9, 2006, and its Registration Statement on Form S-1 (Reg. No. 333-129354), which the Commission declared effective on May 12, 2006, which collectively relate to the registration of an aggregate of 200,003,252 shares of MISCOR common stock, no par value (the “Prior Shares”).

We are furnishing this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with your request, we have made such examination of the corporate records and proceedings of MISCOR and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.  Based upon such examination, we are of the opinion that the Current Shares have been validly issued and are fully paid and non-assessable.

In addition, we hereby incorporate by reference into this opinion our opinion dated December 30, 2005, and filed as Exhibit 5.1 to Amendment No. 1 to MISCOR’s Registration Statement on Form S-1 (Reg. No. 333-129354), and our opinion dated November 2, 2006, and filed as Exhibit 5.1 to Amendment No. 1 to MISCOR’s Registration Statement on Form S-1 (Reg. No. 333-137940), in which we rendered our opinions that the Prior Shares have been validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus that is part of the Registration Statement.  In giving such consent, we do not thereby admit that we are

July 13, 2007

in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,
/s/ BARNES & THORNBURG LLP
BARNES & THORNBURG LLP